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                                                                       EXHIBIT 5

                              TROUTMAN SANDERS LLP
                           600 Peachtree Street, N.E.
                         Suite 5200, NationsBank Plaza
                          Atlanta, Georgia 30308-2216
                                 (404) 885-3000



                                 April 3, 1996


Matria Healthcare, Inc.
1850 Parkway Place
12th Floor
Marietta, Georgia 30067

Gentlemen:

                 We have examined a copy of the registration statement on Form S-8 proposed to be filed by Matria Healthcare, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 3,500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), along with associated Common Stock purchase rights reserved for issuance under the Matria Healthcare, Inc. 1996 Directors' Non-Qualified Stock Option Plan and the Matria Healthcare, Inc. 1996 Stock Incentive Plan (the "Plans"). In rendering this opinion, we have reviewed such documents and made such investigations as we deemed appropriate.

                 We are of the opinion that, subject to compliance with the pertinent provisions of the Act and to compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Plans and the respective agreements thereunder, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

                 We hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.

                                        Very truly yours,



                                        TROUTMAN SANDERS LLP